================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 AMENDMENT NO. 1



                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                OCTOBER 31, 2003


                                   BIW LIMITED
             (Exact name of Registrant as specified in its charter)


        CONNECTICUT                     1-31374                   04-3617838
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)

                  230 Beaver Street, Ansonia, Connecticut 06401
          (Address of principal executive offices, including zip code)

                                 (203) 735-1888
              (Registrant's telephone number, including area code)










================================================================================

Item 2.     ACQUISITION OR DISPOSITION OF ASSETS

            On October 31, 2003, BIW Limited's wholly-owned subsidiaries, Birmingham Utilities, Inc. and Birmingham H2O Services, Inc. completed the purchase of the Connecticut regulated and unregulated operations of AquaSource, Inc. from Philadelphia Suburban Corporation (PSC) for approximately $4,000,000, subject to certain post-closing purchase price adjustments. The transaction consists of the acquisition all of the issued and outstanding shares of common stock of Eastern Connecticut Regional Water Company, Inc., as well as certain assets used in regulated water utility operations in Connecticut. Birmingham Utilities, Inc. and Birmingham H2O Services, Inc. signed the purchase agreement with PSC on May 19, 2003 to purchase these operations. PSC and Birmingham Utilities, Inc. received regulatory approval from the Connecticut Department of Public Utility Control for the purchase and sale of the Connecticut regulated operations on October 22, 2003. The acquired operations consist of 30 regulated water systems located in eastern Connecticut, as well as a non-regulated contract operations business that monitors and services another 51 water systems also in eastern Connecticut. Also included in the purchase is the Rhodes Pump Service business located in Guilford, Connecticut.

            The purchase price was funded through borrowings on Birmingham Utilities, Inc.'s existing line of credit with Citizens Bank.

            Pursuant to the purchase agreement with PSC, Birmingham Utilities has also agreed to acquire all of the issued and outstanding stock of five regulated water companies located in and operating in the State of New York. The closing of this purchase remains subject to regulatory approval.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Businesses Acquired

                              FINANCIAL STATEMENTS

                EASTERN CONNECTICUT REGIONAL WATER COMPANY, INC.

                     Years Ended December 31, 2002 and 2001

                EASTERN CONNECTICUT REGIONAL WATER COMPANY, INC.

                     Years Ended December 31, 2002 and 2001






                                    CONTENTS


                                                                           PAGE


INDEPENDENT AUDITORS' REPORT................................................3

FINANCIAL STATEMENTS:

  Balance sheets............................................................4

  Statements of income and retained earnings................................5

  Statements of cash flows..................................................6

  Notes to financial statements.............................................7-10

                          INDEPENDENT AUDITORS' REPORT



To the Shareholders
BIW Limited
Ansonia, Connecticut


We have audited the accompanying balance sheets of Eastern Connecticut Regional Water Company, Inc., a wholly owned subsidiary of AquaSource, Inc. (Eastern), as of December 31, 2002 and 2001, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eastern as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

                                     Dworken, Hillman, LaMorte & Sterczala, P.C.
January 10, 2004
Shelton, Connecticut

                EASTERN CONNECTICUT REGIONAL WATER COMPANY, INC.

                                 BALANCE SHEETS

                                                                  DECEMBER 31,
                                                              2002            2001
                                                          ------------    ------------
ASSETS
Utility plant                                             $  5,234,608    $  4,351,878
Accumulated depreciation                                    (1,366,221)     (1,251,533)
                                                          ------------    ------------
                                                             3,868,387       3,100,345
                                                          ------------    ------------
Current assets:
  Accounts receivable, net of allowance for doubtful
    accounts (2002, $29,700; 2001, $27,800)                    127,714         143,030
  Due from parent                                              356,108         201,311
  Other current assets                                                          15,429
                                                          ------------    ------------
  Total current assets                                         483,822         359,770
                                                          ------------    ------------
Deferred charges                                                44,345
                                                          ------------    ------------
TOTAL ASSETS                                              $  4,396,554    $  3,460,115
                                                          ============    ============

SHAREHOLDER'S EQUITY AND LIABILITIES

SHAREHOLDER'S EQUITY:
  Common stock, $20 par value, authorized 5,000 shares;
    issued and outstanding 200 shares                     $      4,000    $      4,000
  Paid in capital                                            2,573,159       2,573,159
  Retained earnings                                            533,846         467,085
                                                          ------------    ------------
  TOTAL SHAREHOLDER'S EQUITY                                 3,111,005       3,044,244
                                                          ------------    ------------
Current liabilities:

  Accounts payable and accrued liabilities                     714,386         190,590
                                                          ------------    ------------
  Total current liabilities                                    714,386         190,590
                                                          ------------    ------------
Customers' advances for construction                           571,163         225,281
                                                          ------------    ------------
Commitment and contingency (Note 5)

TOTAL SHAREHOLDER'S EQUITY AND LIABILITIES                $  4,396,554    $  3,460,115
                                                          ============    ============

                       SEE NOTES TO FINANCIAL STATEMENTS.

                EASTERN CONNECTICUT REGIONAL WATER COMPANY, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS



                                                             YEAR ENDED DECEMBER 31,
                                                              2002            2001
                                                          ------------    ------------
OPERATING REVENUES:
  Residential and commercial                              $  1,071,970    $  1,069,317
                                                          ------------    ------------
OPERATING DEDUCTIONS:
  Operating expenses                                           445,137         546,956
  Maintenance expenses                                         369,986          16,509
  Depreciation                                                 129,843         123,958
  Taxes, other than income taxes                                35,919          53,551
  Taxes on income                                               24,324         105,206
                                                          ------------    ------------
                                                             1,005,209         846,180
                                                          ------------    ------------
NET INCOME                                                      66,761         223,137
Retained earnings, beginning of year                           467,085         243,948
                                                          ------------    ------------
RETAINED EARNINGS, END OF YEAR                            $    533,846    $    467,085
                                                          ============    ============

Basic and diluted earnings per share                      $     333.81    $   1,115.69
                                                          ============    ============
WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING                                               200             200
                                                          ============    ============

                       SEE NOTES TO FINANCIAL STATEMENTS.

                EASTERN CONNECTICUT REGIONAL WATER COMPANY, INC.

                            STATEMENTS OF CASH FLOWS



                                                             YEAR ENDED DECEMBER 31,
                                                              2002            2001
                                                          ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                              $     66,761    $    223,137
  Adjustments to reconcile net income to net cash provided
    by operating activities:
      Depreciation and amortization                            129,843         108,765
      Change in assets and liabilities:
        Increase in accounts receivable                         15,316          20,107
        (Increase) decrease in other current assets             15,429         (13,877)
        Increase (decrease) in accounts payable and accrued
         liabilities                                           (56,339)        139,221
                                                          ------------    ------------
Net cash provided by operating activities                      171,010         477,353
                                                          ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                        (317,750)       (297,765)
  Increase in deferred charges                                 (44,345)
  Customer advances                                            345,882          16,385
  Increase in due from parent                                 (154,797)       (195,973)
                                                          ------------    ------------
Net cash used in investing activities                         (171,010)       (477,353)
                                                          ------------    ------------
NET CHANGE IN CASH                                                   0               0
Cash, beginning of year                                              0               0
                                                          ------------    ------------
CASH, END OF YEAR                                         $          0    $          0
                                                          ============    ============

                       SEE NOTES TO FINANCIAL STATEMENTS.

                EASTERN CONNECTICUT REGIONAL WATER COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     Years Ended December 31, 2002 and 2001


1.   DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     DESCRIPTION OF THE BUSINESS:

     Eastern Connecticut Regional Water Company, Inc. (the Company) is a regulated public water service company that provides water service to customers in various cities and towns in Connecticut. The Company is a wholly owned subsidiary of AquaSource, Inc., itself a wholly owned subsidiary of DQE, Inc.

     PUBLIC UTILITY REGULATION:

     The Company's accounting policies conform to the Uniform System of Accounts and ratemaking practices prescribed by the Connecticut Department of Public Utility Control (DPUC), and accounting principles generally accepted in the United States of America, which include the provisions of Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation" (SFAS 71). SFAS 71 requires cost based, rate regulated enterprises to reflect the impact of regulatory decisions in their financial statements. The DPUC, through the rate regulation process, can create regulatory assets that result when costs are allowed for ratemaking purposes in a period after the period in which the costs would be charged to expense by an unregulated enterprise.

     ESTIMATES AND ASSUMPTIONS:

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period. Actual results could vary from those estimates.

     UTILITY PLANT:

     Utility plant is stated at the original cost of the property when placed in service. The costs of additions to utility plant and the costs of renewals and betterments are capitalized. The cost of repairs and maintenance is charged to income. Upon retirement of depreciable utility plant in service, accumulated depreciation is charged with the book cost of the property retired and the cost of removal, and is credited with the salvage value and any other amounts recovered.

                EASTERN CONNECTICUT REGIONAL WATER COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENTS


                     Years Ended December 31, 2002 and 2001


1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

     DEPRECIATION:

     For financial statement purposes, the Company provides for depreciation using the straight-line method, at rates approved by the DPUC. The rates used are intended to distribute the cost of depreciable properties over their estimated service lives.

     ACCOUNTS RECEIVABLE:

     The Company continuously monitors the creditworthiness of customers and has established an allowance for amounts that may become uncollectible in the future based on current economic trends, historical payment and bad debt write-off experience, and any specific customer related collection issues.

     CUSTOMERS' ADVANCES FOR CONSTRUCTION:

     The Company receives cash advances from developers and customers to finance construction of new water main extensions. These advances are refunded over a 10-year contract period as services are connected to the main. Any unrefunded balances are reclassified to "Contributions in aid of Construction" and are no longer refundable. Utility plant funded by advances and contributions is excluded from rate base for regulatory purposes.

     REVENUE RECOGNITION:

     The Company recognizes revenue as customers are billed for water consumed. The Company has both flat rate and metered customers, the majority of which are billed monthly. Metered revenues are based on water usage multiplied by rates approved by the DPUC.

     INCOME TAXES:

     The Company is included in the consolidated federal income tax return of its parent and files a separate state tax return. Under a tax sharing arrangement, the Company pays its parent the equivalent amount of federal taxes owed on income and receives a benefit for any losses which may be utilized by its parent.

     FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The carrying amount of trade accounts receivable and trade accounts payable approximate fair value due to their short-term nature.

                EASTERN CONNECTICUT REGIONAL WATER COMPANY, INC.

                     Years Ended December 31, 2002 and 2001


2.   UTILITY PLANT:

                                                        2002           2001
                                                    ------------   ------------
      Land                                          $     23,628   $     23,628
      Distribution lines                               2,233,806      2,231,997
      General plant                                    2,161,846      2,016,003
                                                    ------------   ------------
                                                       4,419,280      4,271,628
      Construction in process                            815,328         80,250
                                                    ------------   ------------
                                                    $  5,234,608   $  4,351,878
                                                    ============   ============

3.   INCOME TAXES:

     The following table reconciles the Company's effective income tax rate to the federal statutory rate:

                                                       YEAR ENDED DECEMBER 31,
                                                          2002         2001
                                                        --------     --------
      Federal statutory rate                                34.0%        34.0%
      Effect of:
        State income tax, net of federal benefit             4.9
        Tax rates                                          (12.2)        (2.0)
                                                        --------     --------
                                                            26.7%        32.0%
                                                        ========     ========

     The Company paid no income taxes for the years ended December 31, 2002 and 2001.

4.   RELATED PARTY TRANSACTIONS:

     The Company's parent provides management services to the Company. These services include cash management and treasury activities, human resources, general administration, and information technology services. The management fee charged by the parent is based on a factor of direct labor hours and rate base. Management fees of $79,417 and $126,904 were charged to operations in 2002 and 2001, respectively.

     The amount due from the parent of $356,108 and $201,311 at December 31, 2002 and 2001, respectively, represents the net cash owed to the Company as a result of the cash activities managed by the parent.

     Included in construction in process and accounts payable and accrued liabilities at December 31, 2002 is $579,470 incurred to a company related through common ownership for construction services.

                EASTERN CONNECTICUT REGIONAL WATER COMPANY, INC.

                     Years Ended December 31, 2002 and 2001


4.   RELATED PARTY TRANSACTIONS (continued):

     Beginning in June 2002, a company related through common ownership began performing maintenance services for the Company. During 2002, charges for these services totaled $337,485.

5.   COMMITMENT AND CONTINGENCY:

     COMMITMENT:

     The Company has budgeted approximately $700,000 for capital expenditures in 2003.

     CONTINGENCY:

     In 2001, the State of Connecticut passed legislation requiring the DPUC to convene a proceeding to determine a fair purchase price for any Company assets located in and used to provide water service to the towns of Durham and Middlefield. During the course of that proceeding, the Company entered into an agreement to sell the assets to the towns for $590,000.

     Subsequent to year-end, the assets were sold for approximately $600,000.

                              FINANCIAL STATEMENTS

                  EASTERN CONNECTICUT REGIONAL WATER CO., INC.

              For the Nine Months Ended September 30, 2003 and 2002

                                   (Unaudited)

                  EASTERN CONNECTICUT REGIONAL WATER CO., INC.

              For the Nine Months Ended September 30, 2003 and 2002

                                   (Unaudited)









                                    CONTENTS




                                                                            PAGE


Balance sheet as of September 30, 2003.......................................  3

Statements of income for the nine months
  ended September 30, 2003 and 2002..........................................  4

Statements of cash flows for the nine months
  ended September 30, 2003 and 2002..........................................  5

Note to financial statements.................................................  6

                  EASTERN CONNECTICUT REGIONAL WATER CO., INC.

                                  BALANCE SHEET

                               September 30, 2003

                                   (Unaudited)



ASSETS
Utility plant                                                      $  5,656,839
Accumulated depreciation                                             (1,281,069)
                                                                   ------------
                                                                      4,375,770
                                                                   ------------
Current assets:
  Accounts receivable                                                   160,823
  Other current assets                                                    8,481
                                                                   ------------
  Total current assets                                                  169,304
                                                                   ------------
TOTAL ASSETS                                                       $  4,545,074
                                                                   ============

SHAREHOLDER'S EQUITY AND LIABILITIES

SHAREHOLDER'S EQUITY:
  Common stock, $20 par value, authorized 5,000 shares;
    issued and outstanding 200 shares                              $      4,000
  Paid in capital                                                     3,334,522
  Retained earnings                                                     536,398
                                                                   ------------
  TOTAL SHAREHOLDER'S EQUITY                                          3,874,920
                                                                   ------------
Current liabilities:
  Accounts payable and accrued liabilities                               23,218
                                                                   ------------
  Total current liabilities                                              23,218
                                                                   ------------
Customers' advances for construction                                    646,936
                                                                   ------------
TOTAL SHAREHOLDERS' EQUITY AND LIABILITIES                         $  4,545,074
                                                                   ============







                        SEE NOTE TO FINANCIAL STATEMENTS.

                  EASTERN CONNECTICUT REGIONAL WATER CO., INC.

                              STATEMENTS OF INCOME

                                   (Unaudited)



                                               NINE MONTHS ENDED SEPTEMBER 30,
                                               ------------------------------
                                                   2003              2002
                                               ------------      ------------
OPERATING REVENUES:
  Residential and commercial                   $    648,281      $    791,000
                                               ------------      ------------
OPERATING DEDUCTIONS:
  Operating expenses                                272,109           329,968
  Maintenance expenses                              337,935           248,264
  Depreciation                                       76,528            99,151
  Taxes, other than income taxes                     32,997            30,751
  Taxes on income                                                      19,149
                                               ------------      ------------
Total operating deductions                          719,569           727,283
                                               ------------      ------------
INCOME (LOSS) FROM OPERATIONS                       (71,288)           63,717
Gain on sale of utility plant                        73,840
                                               ------------      ------------

NET INCOME                                     $      2,552      $     63,717
                                               ============      ============


BASIC AND DILUTED EARNINGS PER SHARE           $      12.76      $     318.59
                                               ============      ============

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING                                      200               200
                                               ============      ============





                        SEE NOTE TO FINANCIAL STATEMENTS.

                  EASTERN CONNECTICUT REGIONAL WATER CO., INC.

                            STATEMENTS OF CASH FLOWS

                                   (Unaudited)





                                                         NINE MONTHS ENDED
                                                            SEPTEMBER 30,
                                                    ---------------------------
                                                        2003           2002
                                                    ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net income                                        $      2,552   $     63,717
  Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
     Gain on sale of utility plant                       (73,840)
     Depreciation and amortization                        76,528         99,151
     Change in assets and liabilities:
       (Increase) decrease in accounts receivable        (33,109)        18,740
       Increase in other current assets                   (8,481)        (4,910)
       Increase (decrease) in accounts payable
       and accrued liabilities                          (111,033)        12,138
                                                    ------------   ------------
Net cash provided by (used in) operating activities     (147,383)       188,836
                                                    ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                 (310,222)
  Increase in deferred charges                           (92,865)       (34,107)
  Customer advances                                       84,770        244,346
  (Increase) decrease in due from parent                 155,478        (88,853)
                                                    ------------   ------------
Net cash provided by (used in) investing activities      147,383       (188,836)
                                                    ------------   ------------
NET CHANGE IN CASH                                             0              0
Cash, beginning of year                                        0              0
                                                    ------------   ------------

CASH, END OF YEAR                                   $          0   $          0
                                                    ============   ============








                        SEE NOTE TO FINANCIAL STATEMENTS.

                  EASTERN CONNECTICUT REGIONAL WATER CO., INC.

                          NOTE TO FINANCIAL STATEMENTS

              For the Nine Months Ended September 30, 2003 and 2002








     The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the instructions for Form 8-K and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments consisting of normal recurring accruals considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2003 and 2002 are not necessarily indicative of the results that may be expected for a full fiscal year. For further information, refer to the financial statement and footnotes thereto included in the Company's accounting report on Form 8-K/A for the years ended December 31, 2002 and 2001.

(b) Pro Forma Financial Information









                         PRO FORMA FINANCIAL STATEMENTS

                                   BIW LIMITED

                For the Nine Months Ended September 30, 2003 and
                          Year Ended December 31, 2002

                                   (Unaudited)

                                   BIW LIMITED

                For the Nine Months Ended September 30, 2003 and
                          Year Ended December 31, 2002









                                    CONTENTS




                                                                            PAGE


Unaudited Pro Forma Condensed Consolidated
  Balance Sheet as of September 30, 2003...................................... 2

Unaudited Pro Forma Condensed Consolidated
  Statement of Income for the year ended December 31, 2002.................... 3

Unaudited Pro Forma Condensed Consolidated
  Statement of Income for the nine months ended September 30, 2003............ 4

Notes to Unaudited Pro Forma Condensed Consolidated
  Financial Statements........................................................ 5

                                   BIW LIMITED

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               September 30, 2003


                                                                          (1)
                                                                       HISTORICAL
                                                      HISTORICAL       EASTERN CT
                                                          BIW           REGIONAL            (2)
                                                        LIMITED         WATER CO.       ADJUSTMENTS       PRO FORMA
                                                      -----------      -----------      -----------      -----------
ASSETS

Net Utility plant                                     $19,723,370      $ 4,375,770                       $24,099,140
Other property and equipment                                                            $   575,080          575,080
Current assets                                          1,624,159          169,304                         1,793,463
Other assets                                            1,208,476                                          1,208,476
                                                      -----------      -----------      -----------      -----------
TOTAL ASSETS                                          $22,556,005      $ 4,545,074      $   575,080      $27,676,159
                                                      ===========      ===========      ===========      ===========

SHAREHOLDER'S EQUITY AND LIABILITIES
SHAREHOLDER'S EQUITY:
  Common stock                                        $ 2,905,190      $     4,000      $    (4,000)     $ 2,905,190
  Paid in capital                                                        3,334,522       (3,334,522)
  Retained earnings                                     9,794,836          536,398         (536,398)       9,794,836
                                                      -----------      -----------      -----------      -----------
TOTAL SHAREHOLDER'S EQUITY                             12,700,026        3,874,920       (3,874,920)      12,700,026
                                                      -----------      -----------      -----------      -----------
Long-term debt                                          3,948,000                         4,450,000        8,398,000
Current liabilities                                     1,292,826           23,218                         1,316,044
Customers' advances for construction                      450,609          646,936                         1,097,545
Contributions in aid of construction                    2,087,462                                          2,087,462
Regulatory liability - income taxes
 refundable                                               142,059                                            142,059
Deferred income taxes                                   1,842,877                                          1,842,877
Deferred income on disposition of land                     92,146                                             92,146
                                                      -----------      -----------      -----------      -----------
TOTAL LIABILITIES                                       9,855,979          670,154        4,450,000       14,976,133
                                                      -----------      -----------      -----------      -----------
TOTAL SHAREHOLDER'S EQUITY AND LIABILITIES            $22,556,005      $ 4,545,074      $   575,080      $27,676,159
                                                      ===========      ===========      ===========      ===========



  SEE NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                                   BIW LIMITED

                   UNAUDITED PR0 FORMA CONDENSED CONSOLIDATED
                               STATEMENT OF INCOME

                          Year Ended December 31, 2002





                                                                           (A)
                                                                       HISTORICAL
                                                      HISTORICAL       EASTERN CT
                                                          BIW           REGIONAL            (B)
                                                        LIMITED         WATER CO.       ADJUSTMENTS       PRO FORMA
                                                      -----------      -----------      -----------      -----------
Operating revenues                                    $ 4,836,323      $ 1,071,970                       $ 5,908,293
Operating deductions                                    4,418,136        1,005,209      $  (270,000)       5,153,345
Amortization of deferred income on
  dispositions of land, net of income taxes               394,775                                            394,775
                                                      -----------      -----------      -----------      -----------
Operating income                                          812,962           66,761          270,000        1,149,723
Other income, net                                         164,979                                            164,979
                                                      -----------      -----------      -----------      -----------
Income before interest expense                            977,941           66,761          270,000        1,314,702
Interest expense                                          422,155                           231,845          654,000
Income from dispositions of land, net of
  income taxes                                            261,317                                            261,317
                                                      -----------      -----------      -----------      -----------
NET INCOME                                            $   817,103      $    66,761      $    38,155      $   922,019
                                                      ===========      ===========      ===========      ===========

Earnings per share, basic                             $      0.50      $    333.81                       $      0.56
                                                      ===========      ===========                       ===========
Earnings per share, diluted                           $      0.49      $    333.81                       $      0.55
                                                      ===========      ===========                       ===========

Weighted average number of shares
  outstanding, basic                                    1,637,076              200                         1,637,076
Weighted average number of shares
  outstanding, diluted                                  1,669,048              200                         1,669,048


  SEE NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                                   BIW LIMITED

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                               STATEMENT OF INCOME

                  For the Nine Months Ended September 30, 2003


                                                                           (A)
                                                                       HISTORICAL
                                                      HISTORICAL       EASTERN CT
                                                          BIW           REGIONAL            (B)
                                                        LIMITED         WATER CO.       ADJUSTMENTS       PRO FORMA
                                                      -----------      -----------      -----------      -----------
Operating revenues                                    $ 4,247,384      $   648,281                       $ 4,895,665
Operating deductions                                    3,564,677          719,569      $  (260,100)       4,024,146
Amortization of deferred income on
  dispositions of land, net of income taxes               134,379                                            134,379
                                                      -----------      -----------      -----------      -----------
Operating income (loss)                                   817,086          (71,288)         260,100        1,005,898
Other income, net                                          74,062           73,840                           147,902
                                                      -----------      -----------      -----------      -----------
Income before interest expense                            891,148            2,552          260,100        1,153,800
Interest expense                                          343,693                           173,884          517,577
                                                      -----------      -----------      -----------      -----------
NET INCOME                                            $   547,455      $     2,552      $    86,216      $   636,223
                                                      ===========      ===========      ===========      ===========

Earnings per share, basic                             $      0.33      $     12.76                       $      0.39
                                                      ===========      ===========                       ===========
Earnings per share, diluted                           $      0.32      $     12.76                       $      0.38
                                                      ===========      ===========                       ===========

Weighted average number of shares
  outstanding, basic                                    1,637,076              200                              1,637,076
Weighted average number of shares
  outstanding, basic                                    1,668,482              200                              1,668,482





  SEE NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                                   BIW LIMITED

               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
        FINANCIAL STATEMENTS AT SEPTEMBER 30, 2003 AND FOR THE YEAR ENDED
         DECEMBER 31, 2002 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2003









BALANCE SHEET
-------------

(1) To record the balance sheet of the acquired business as of September 30, 2003 at net book value, which approximates fair value.

(2) To record purchase of additional assets associated with non-regulated contract operations at fair value, based on current appraisals. To record financing obtained to fund acquisition.





STATEMENT OF INCOME
-------------------

(A) To record revenue and expenses of the acquired business for the year ended December 31, 2002 and the nine months ended September 30, 2003.

(B) To eliminate management fees paid to parent and reduce monthly fees paid to a company related through common ownership for maintenance services to estimated actual costs based on historical results. To record interest expense on outstanding debt obtained to fund acquisition.

(c) Exhibits

    23   Consent of Independent Accountants

    99.1 Copy of Registrant's press release dated October 31, 2003 (previously filed)

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                        BIW LIMITED


Date:  January 14, 2004                 By:   /s/ John S. Tomac
                                             -----------------------------------
                                                 John S. Tomac
                                                 President